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                                                                     EXHIBIT (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated November 16, 2007 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Van Kampen Pennsylvania Tax Free Income Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-11384).

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                              ERNST & YOUNG LLP


Chicago, Illinois
January 24, 2008